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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
The Home Depot, Inc.:


We consent to the use of our report dated February 24, 2003, with respect to the consolidated balance sheets of The Home Depot, Inc. and subsidiaries as of February 2, 2003 and February 3, 2002, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended February 2, 2003, incorporated herein by reference.

                                             /s/ KPMG LLP

Atlanta, Georgia
November 12, 2003